UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 19, 2023

PacWest Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-36408	33-0885320
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

9701 Wilshire Blvd., Suite 700, Beverly Hills, California 90212

(Address of principal executive offices and zip code)

(310) 887-8500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	PACW	The Nasdaq Stock Market, LLC

Depositary Shares, each representing a 1/40th interest in a share of 7.75% fixed rate reset non-cumulative perpetual preferred stock, Series A	PACWP	The Nasdaq Stock Market, LLC
(Title of Each Class)	(Trading Symbol)	(Name of Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Consistent with the previously announced strategy of PacWest Bancorp to pursue strategic assets sales and focus on our core community banking business, on May 19, 2023 our bank subsidiary, Pacific Western Bank (the “Bank”), entered into a Loan Purchase and Sale Agreement (the “Agreement”) with a wholly-owned subsidiary of Kennedy-Wilson Holdings, Inc. (“Kennedy Wilson”) to sell to Kennedy Wilson a portfolio of 74 real estate construction loans with an approximate $2.6 billion aggregate principal balance currently outstanding. Kennedy Wilson or its designees will also assume all remaining future funding obligations under the acquired loans of approximately $2.7 billion. In addition, as part of the transaction, upon the Bank securing certain consents required under the underlying loan and related agreements, the Bank will also sell to Kennedy Wilson an additional six real estate construction loans with an aggregate principal balance of approximately $363 million. The sale of the loans is subject to customary closing conditions, including Kennedy Wilson’s satisfactory completion of its due diligence review. In connection with the transaction, Kennedy Wilson will deposit a total of $20 million into a third-party escrow account that will be refundable back to Kennedy Wilson until it waives due diligence in accordance with the terms of the Agreement. The transaction is currently expected to close in multiple tranches during the second and early part of the third quarter of 2023. There can be no assurance that the transaction will be completed in part or at all.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

Date: May 22, 2023	By:	/s/ Kevin L. Thompson
		Name:	Kevin L. Thompson
		Title:	Executive Vice President, Chief Financial Officer

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